Exhibit 10.1

________, 2021

Monterey Bio Acquisition Corporation

17 State Street

21st Floor

New York, NY 10004

Chardan Monterey Investments LLC

17 State Street, 21st Floor

New York, NY 10004

NorthStar Bio Ventures, LLC

17 State Street

21st Floor

New York, NY 10004

Re:       Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with (A) the Securities Assignment Agreement entered into by and between Chardan Monterey Investments LLC (the “Chardan Co-Sponsor”), a Delaware limited liability company and NorthStar Bio Ventures LLC, a Delaware limited liability company (the “NorthStar Co-Sponsor” and together with the Chardan Co-Sponsor, the “Co-Sponsors”) and (B) the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Monterey Bio Acquisition Corporation, a Delaware corporation (the “Company”) and Chardan Capital Markets LLC, as representative (the “Representative”) of the Underwriters named in Schedule A thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of Common Stock of the Company, par value $0.0001 per share (the “Common Stock”) and one warrant, with each warrant being exercisable to purchase one share of Common Stock at a price of $11.50 per full share (“Warrant”). Certain capitalized terms used herein are defined in paragraph 15 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon each Co-Sponsor as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Co-Sponsor hereby agrees with the Company as follows:

1.                If the Company solicits approval of its stockholders of a Business Combination, each Co-Sponsor will vote all shares of Common Stock beneficially owned by it, whether acquired before, in or after the IPO, in favor of such Business Combination.

2.               To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 1,500,000 Units (as described in the Registration Statement), (x) NorthStar Co-Sponsor agrees that it shall forfeit, at no cost, a number of Founder Shares in the aggregate equal to 281,250 multiplied by a fraction, (i) the numerator of which is 1,500,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option and (ii) the denominator of which is 1,500,000 and (y) Chardan Co-Sponsor agrees that it shall forfeit, at no cost, a number of Founder Shares in the aggregate equal to 93,750 multiplied by a fraction, (i) the numerator of which is 1,500,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option and (ii) the denominator of which is 1,500,000. All references in this letter to Founder Shares of the Company being forfeited shall take effect as a contribution of such Founder Shares to the Company’s capital as a matter of Delaware law. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the number of Founder Shares will equal an aggregate of 20.0% of the Company’s issued and outstanding IPO Shares and Founder Shares after the IPO. Each Co-Sponsor further agrees that to the extent that the size of the IPO is increased or decreased, the Company will effect a capitalization or stock repurchase or redemption, as applicable, immediately prior to the consummation of the IPO in such amount as to maintain the number of Founder Shares at 20.0% of the Company’s issued and outstanding IPO Shares and Founder Shares upon the consummation of the IPO. In connection with such increase or decrease in the size of the IPO, then (A) the references to 1,500,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15.0% of the number of shares of Class A Common Stock included in the Units issued in the IPO, (B) the reference to 281,250 and 93,750 in the formula set forth in the first sentence of this paragraph shall be adjusted to, respectively, the total number of Founder Shares that NorthStar Co-Sponsor would have to return to the Company in order for the number of Founder Shares that NorthStar Co-Sponsor owns (together with the Insiders) to equal an aggregate of 13.1% of the Company’s issued and outstanding IPO Shares and Founder Shares after the IPO and the total number of Founder Shares that Chardan Co-Sponsor would have to return to the Company in order for the number of Founder Shares that Chardan Co-Sponsor owns to equal an aggregate of 4.4% of the Company’s issued and outstanding IPO Shares and Founder Shares after the IPO.

3.                 Chardan Monterey agrees that the Founder Shares and Private Warrants held by it, and any shares of Common Stock issued upon conversion or exercise thereof, shall not be sold during the IPO, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness of the Registration Statement or commencement of sales of the IPO, except to any underwriter and selected dealer participating in the IPO and their bona fide officers or partners; provided that all securities so transferred remain subject to the foregoing lockup restriction for the remainder of the time period.

4.     (a) In the event that the Company fails to consummate a Business Combination within 12 months (or up to 21 months, if the time to complete a Business Combination is extended as described in the Registration Statement) from the closing of the Company’s IPO, the Co-Sponsors shall take all reasonable steps to (i) cause the Trust Fund to be liquidated and distributed to the holders of IPO Shares and (ii) cause the Company to liquidate as promptly as reasonably possible but not more than five business days after the date the Company is required to consummate a Business Combination.

(b) Each Co-Sponsor hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to any shares it owns, including its Insider Shares, IPO Shares and Private Warrants purchased during or after the offering, if any, (“Claim”) and hereby waives any Claim such Co-Sponsor may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. Each Co-Sponsor acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any Common Stock underlying the Private Warrants, all rights of which will terminate on the Company’s liquidation.

(c) In the event of the liquidation of the Trust Fund, the Co-Sponsors agree to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Fund; provided, that such indemnity shall not apply if such vendor or other person has executed an agreement waiving any claims against the Trust Fund.

(d) In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the Co-Sponsors agree to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

5. Each Co-Sponsor will place into escrow all of its Insider Shares pursuant to the terms of a Stock Escrow Agreement which the Company will enter into with the Co-Sponsors and an escrow agent acceptable to the Company. Each Co-Sponsor agrees that during the escrow period, such Co-Sponsor shall not sell or transfer its Insider Shares except (1) to any persons (including their affiliates and stockholders) participating in the private placement of the Private Warrants, officers, directors, stockholders, employees and members of each Co-Sponsor and their affiliates, (2) amongst initial stockholders or to the Company’s officers, directors and employees, (3) if a holder is an entity, as a distribution to its, partners, stockholders or members upon its liquidation, (4) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (5) by virtue of the laws of descent and distribution upon death, (6) pursuant to a qualified domestic relations order, (7) by certain pledges to secure obligations incurred in connection with purchases of the Company’s securities, (8) by private sales at prices no greater than the price at which the shares were originally purchased or (9) for the cancellation of up to 375,000 shares of Common Stock subject to forfeiture to the extent that the Underwriters’ over-allotment option is not exercised in full or in part or in connection with the consummation of the Company’s initial Business Combination, in each case (except for clause 9 of this Section 5 or with the prior consent of the Representative) where the transferee agrees to the terms of the escrow agreement and this insider letter.

6. Each Co-Sponsor agrees that until the Company consummates a Business Combination, such Co-Sponsor’s Private Warrants will be subject to the transfer restrictions described in the Private Placement Warrants Purchase Agreement relating to such Co-Sponsor’s Private Warrants.

7. In order to minimize potential conflicts of interest which may arise from multiple affiliations, each Co-Sponsor agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations such Co-Sponsor might have.

8. Each Co-Sponsor acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, including any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which any Insider or their affiliates is affiliated, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

9. Neither the Co-Sponsors, any member of the family of the Co-Sponsors, nor any affiliate of the Co-Sponsors will be entitled to receive or accept a finder’s fee or any other compensation in the event the Co-Sponsor, any member of the family of the Co-Sponsor or any affiliate of the Co-Sponsor originates a Business Combination.

10. Each Co-Sponsor’s FINRA Questionnaire previously furnished to the Company and/or the Representative is true and accurate in all material respects. Each Co-Sponsor represents and warrants that:

(a)      it has never had a petition under the federal bankruptcy laws or any state insolvency law been filed by or against (i) it or any partnership in which it was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which it was an executive officer at or within two years before the time of such filing;

(b)       it has never had a receiver, fiscal agent or similar officer been appointed by a court for its business or property, or any such partnership;

(c)       it has never been convicted of fraud in a civil or criminal proceeding;

(d)      it has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e)      it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting it from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

(f)       it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days its right to engage in any activity described in 9(e)(i) above, or to be associated with persons engaged in any such activity;

(g)      it has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h)      it has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i)       it has never been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j)      it has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k)      it has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l)      it was never subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m)      it has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of such sale, restrained or enjoined it from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n)       it has never been subject to any order of the SEC that orders it to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o)       it has never been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p)       it has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(q)       it is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that bars the Co-Sponsor from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r)       it is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that: (i) suspends or revokes the Co-Sponsor’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the Co-Sponsor from being associated with any entity or from participating in the offering of any penny stock; and

(s)      it has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

11. Each Co-Sponsor has full right and power, without violating any agreement by which he, she or it is bound, to enter into this letter agreement and to serve as a director or officer of the Company, as applicable.

12. Each Co-Sponsor hereby waives its right to exercise conversion rights with respect to any shares of Common Stock owned or to be owned by the Co-Sponsor, directly or indirectly, whether purchased by the Co-Sponsor prior to the IPO, in the IPO or in the aftermarket, and agrees that he, she or it will not seek conversion with respect to or otherwise sell, such shares in connection with any vote to approve a Business Combination with respect thereto, a vote to amend the provisions of the Company’s Amended and Restated Certificate of Incorporation, or a tender offer by the Company prior to a Business Combination.

13. Each Co-Sponsor hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to stockholder’s rights or the Company’s pre-Business Combination activities (including the substance or timing within which the Company has to complete a business combination) of a Business Combination unless the Company offers holders of IPO Shares the right to receive their pro rata portion of the funds then held in the Trust Fund upon approval of any amendment.

14. In connection with Section 5-1401 of the General Obligations Law of the State of New York, this letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this letter agreement shall be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. The cost of such arbitrators and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators.

15. As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO and the purchase of the Private Warrants; (iv) “Founder Shares” shall mean all of the shares of Common Stock acquired by the Co-Sponsors prior to the consummation of the IPO; (v) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (vi) “Private Warrants” shall mean the warrants purchased in the private placements taking place simultaneously with the consummation of the Company’s IPO; (vii) “Registration Statement” means the registration statement on Form S-1 filed by the Company with respect to the IPO; and (viii) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

16. Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or electronic mail.

If to the Representative:

Chardan Capital Markets, LLC

17 State Street, 21st Floor

New York, NY 10004

Attn: Shai Gerson

Email: sgerson@chardan.com

Copy (which copy shall not constitute notice) to:

Reed Smith LLP
599 Lexington Avenue
New York, NY 10022

Attn: Ari Edelman; Edward P. Bromley III

Email: aedelman@reedsmith.com; ebromley@reedsmith.com

If to Chardan Monterey Investments LLC:

17 State Street, 21st Floor

New York, NY 10004

Attn: Hilary Senner

Email: HSenner@chardan.com

Copy (which copy shall not constitute notice) to:

Chardan Monterey Investments LLC
17 State Street, 21st Floor
New York, NY 10004

Attn: Hilary Senner

Email: hsenner@chardan.com

If to NorthStar Bio Ventures LLC:

17 State Street

21st Floor

New York, NY 10004

Attn: Sandip Patel

Email: spatel@montereybio.com

Copy (which copy shall not constitute notice) to:

Greenberg Traurig, LLP

1750 Tysons Boulevard, Suite 1000

McLean, Virginia 22102

Attn: Jason Simon

Email: simonj@gtlaw.com

If to the Company:

Monterey Bio Acquisition Corporation

17 State Street, 21st Floor

New York, NY 10004

Attn: Sanjeev Satyal, Chief Executive Officer

Email: sanjeev@montereybio.com

Copy (which copy shall not constitute notice) to:

Greenberg Traurig, LLP

1750 Tysons Boulevard, Suite 1000

McLean, Virginia 22102

Attn: Jason Simon

Email: simonj@gtlaw.com

17. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on the parties hereto and any successors and assigns thereof.

18. Nothing in this letter agreement shall be construed to confer upon, or give to, any person or entity other than the parties hereto, any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this letter agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees; provided, however, that the Representative shall benefit from the provisions set forth in paragraph 5, which such paragraph shall not be amended or modified without the written consent of the Representative.

18. Each Co-Sponsor acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the company with respect to the subject matter hereof.

[Signature page to follow]

Sincerely,

NORTHSTAR BIO VENTURES LLC

By:
Name:
Title:

CHARDAN MONTEREY INVESTMENTS LLC

By:
Name:
Title:

Acknowledged and Agreed:

MONTEREY BIO ACQUISITION CORPORATION

By:
Name:	Sanjeev Satyal
Title	Chief Executive Officer

[Signature Page to Insider Letter (Co-Sponsors)]